UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

COSI, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50052	06-1393745
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer) Identification No.)

294 Washington Street
Suite 510
Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 597-8800

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

As of August 15, 2014, Cosi, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Plaisance Fund, LP, a Delaware limited partnership (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Company, up to 3,889,613 unregistered shares of the Company’s common stock, par value of $0.01 per share, at a purchase price of $1.15 per share, which number of shares may be reduced only by the number of shares to be purchased by MILFAM (defined below) or an affiliate thereof pursuant to its right to participate in the transaction. The closing of the transaction will occur upon the Company’s notice to the Purchaser that it has received notice from The Nasdaq OMX Group that the Company’s Notice of Listing of Additional Shares has been closed, but in no event later than thirty (30) days after the date of the Purchase Agreement.  The Purchase Agreement is not assignable by the Purchaser party without the prior written consent of the Company.

Pursuant to that certain Senior Secured Note Purchase Agreement dated April 14, 2014, entered into between the Company and MILFAM L.P. ("MILFAM"), MILFAM has a right to participate in the transaction on the same terms as the Purchaser.  MILFAM, Lloyd I. Miller Trust C (“Trust C”) and the Company entered into a letter agreement whereby MILFAM has indicated its intent to participate in the transaction, through its affiliate, Trust C, by purchasing up to 521,739 shares of the Company’s common stock at the purchase price of $1.15.  Trust C and the Company will enter into a stock purchase agreement on substantially similar terms as the Purchase Agreement.  Mr. Lloyd I. Miller, III, is the manager of MILFAM, the general partner of MILFAM, and Milfam LLC is also the investment advisor to Trust C.  Mr. Miller is also a significant shareholder of the Company through a variety of entities that he manages.

The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by the Purchaser, including the representations with respect to the Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the investment intent of the Purchaser with respect to the shares of common stock.

This summary of the terms referenced above and the transactions contemplated thereby is qualified in its entirety by reference to the Purchase Agreement, which is filed hereto as Exhibit 10.1, and the letter agreement between MILFAM, Trust C and the Company, which is filed hereto as Exhibit 10.2.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 8.01	Other Events.

On August 19, 2014, the Company issued a press release announcing the Company’s entry into the Stock Purchase Agreement and letter agreement summarized in Item 1.01. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01(d)	Exhibits.

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Stock Purchase Agreement, dated as of August 15, 2014, by and between the Company and Plaisance Fund, LP	E
10.2	Letter Agreement, dated as of August 18, 2014, by and among the Company, Milfam II L.P. and Lloyd I. Miller Truct C	E
99.1	Press Release of Cosi, Inc., dated August 19, 2014	E

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COSI, INC.

Dated: August 19, 2014	By:	/s/ Scott Carlock
Name: Scott Carlock
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
10.1	Stock Purchase Agreement, dated as of August 15, 2014, by and between the Company and Plaisance Fund, LP	E
10.2	Letter Agreement, dated as of August 18, 2014, by and among the Company, Milfam II L.P. and Lloyd I. Miller Truct C	E
99.1	Press Release of Cosi, Inc., dated August 19, 2014	E